Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma financial information is based on the consolidated financial statements of Allied Security Holdings LLC (the ‘‘Company’’ or ‘‘Allied’’), adjusted to give effect to the following transactions (the ‘‘Transactions’’):

1.	the acquisition (the ‘‘Acquisition’’) by the Company of Initial Security LLC, a Nevada limited liability company, and Rentokil, L.L.C. – Security Services, a New Jersey limited liability company (collectively, ‘‘Initial Security’’), for a purchase price of approximately $79.2 million, including estimated fees and expenses of approximately $1.0 million;

2.	the refinancing transactions undertaken by the Company (which transactions are referred to herein collectively as the ‘‘Refinancing’’), which included: (a) the refinancing of the Company’s senior secured credit facility with a $325.0 million senior secured credit facility (the ‘‘Amended and Restated Credit Facility’’), consisting of a $275.0 million term loan facility which was drawn at the closing of the Acquisition, and a $50.0 million revolving credit facility, and (b) the solicitation and receipt of consents (the ‘‘Bond Consent Solicitation’’) from the holders of a majority in aggregate principal amount of the Company’s 11.375% Senior Subordinated Notes to certain amendments to the Indenture governing the terms of the Senior Subordinated Notes, which Bond Consent Solicitation became effective upon the completion of the Acquisition; and

3.	the incurrence of $5.9 million of fees and expenses in connection with the Refinancing.

The unaudited pro forma financial information gives effect to certain pro forma adjustments which are described in the notes to the statements. The pro forma adjustments are based on available information and certain assumptions management believes are reasonable. The unaudited pro forma consolidated statement of operations and other financial information for the year ended December 31, 2005 give effect to the Transactions as if they had occurred on January 1, 2005. The unaudited pro forma consolidated statement of operations and other financial information for the six months ended June 30, 2006 give effect to the Transactions as if they had occurred on January 1, 2005. The unaudited pro forma consolidated balance sheet as of June 30, 2006 gives effect to the Transactions as if they had occurred on June 30, 2006.

The Company has applied the purchase method of accounting to the Acquisition and the purchase price allocation is preliminary. The final allocation will be based on an evaluation of the assets acquired and liabilities assumed. Accordingly, the final purchase price allocation may differ materially from the information presented herein. These allocations are required to be finalized within one year after the completion of the Acquisition.

The unaudited pro forma consolidated financial information does not purport to represent what the Company’s results of operations or financial condition would actually have been had the Transactions in fact occurred as of such dates or to project the Company’s results of operations for any future period or as of any future date. The unaudited pro forma consolidated financial information also gives effect to certain identified cost savings expected to be implemented during the course of the first year following the date of the Transactions as if they were implemented in their entirety on January 1, 2005, and the unaudited pro forma consolidated balance sheet gives effect to such cost savings as if they were implemented in their entirety on June 30, 2006. There can be no assurance that all or a portion of such cost savings will be accomplished during any particular time period, or at all. In addition, the unaudited pro forma consolidated financial information conforms Initial Security’s financial information to the Company’s accounting policies as if the Transactions had occurred on January 1, 2005 with respect to the pro forma statements of operations and June 30, 2006 with respect to the pro forma balance sheet.

As a result of the Refinancing, the Company expects to record a non-recurring loss on early extinguishment of debt totaling $4,813,000 for the write-off of existing deferred financing fees of $1,923,000 related to the Company’s senior secured credit facility as in effect prior to the Refinancing (the ‘‘Prior Credit Facility’’) and payment of related fees totaling $2,890,000 in connection with the

Refinancing. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2005 and for the six months ended June 30, 2006 exclude the effect of this expected loss due to its non-recurring nature.

Year-Ended December 31, 2005

The unaudited pro forma consolidated statement of operations data below give effect to the Transactions as if they had occurred on January 1, 2005.

	Historical Allied Year Ended December 31, 2005		Refinancing Adjustments		Pro Forma Allied with Refinancing Year Ended December 31, 2005	Historical Initial Security Year Ended December 31, 2005	Acquisition Adjustments		Pro Forma Allied/Initial Security Year Ended December 31, 2005
	(in thousands)
Revenues	$1,124,549		$—		$1,124,549	$226,221	$—		$1,350,770
Cost of sales	957,497		—		957,497	189,363	(902	)(C)	1,145,958
	167,052				167,052	36,858	902		204,812
Branch and corporate overhead expenses	93,100		—		93,100	26,491	(4,825	)(D)	114,766
Depreciation	14,048		—		14,048	1,222	902	(C)	16,172
Amortization	21,317		—		21,317	3,171	(3,171	)(E)
							3,299	(F)	24,616
Operating income	38,587		—		38,587	5,974	4,697		49,258
Interest expense, net	40,341		2,659	(A)
			(337	)(B)	42,663	1,035	(1,035	)(G)	42,663
Income (loss) before income tax expense (benefit)	(1,754)		(2,322)		(4,076)	4,939	5,732		6,595
Income tax expense (benefit)	—		—		—	1,809	(1,809	)(H)	—
Net income (loss) (I)	$(1,754)		$(2,322)		$(4,076)	$3,130	$7,541		$6,595
Other Financial and Operating Data:
EBITDA (J)	$73,952	(J)							$90,046	(J)

Refinancing Pro Forma Adjustments

(A)	Adjustment of interest expense to eliminate historical interest expense totaling $14,755,000 related to the Prior Credit Facility, and record pro forma interest in connection with the Refinancing to reflect interest on the Amended and Restated Credit Facility totaling $17,414,000.

(B)	Adjustment of interest expense to eliminate historical interest expense totaling $1,598,000 for amortization of existing deferred financing fees related to the Prior Credit Facility, and record pro forma interest in connection with the Refinancing to reflect amortization of new deferred financing fees totaling $1,261,000.

Acquisition Pro Forma Adjustments

(C)	Reclassification of uniform expense to capital expenditures with corresponding depreciation, to conform to the Company's capitalization accounting policy for uniforms.

(D)	Record estimated costs savings totaling $4,825,000, which are accrued pursuant to EITF issue No. 95-3, ‘‘Recognition of Liabilities in Connection with a Purchase Business Combination,’’ related to a formal plan to terminate certain employees and exit duplicative facilities with respect to the Acquisition.

Estimated cost savings include the following:

i)	$4,175,000 through the termination of certain corporate and branch administrative functions, with a resulting planned net reduction of 66 full time employees; and

ii)	$650,000 through the elimination of annual rent expense related to duplicative corporate and branch offices, with a resulting planned net reduction of 19 facilities.

(E)	Elimination of historical Initial Security amortization expense.

(F)	Record amortization expense to reflect amortization related to acquired customer list from the Acquisition, using the straight-line method over six years.

(G)	Elimination of historical Initial Security interest expense.

(H)	Elimination of historical Initial Security income tax expense, as the Company is treated as a partnership for both Federal and state income tax purposes.

(I)	Excludes the expected non-recurring loss on early extinguishment of debt for the write-off of existing deferred financing fees of $1,923,000 related to the Prior Credit Facility and payment of related fees totaling $2,890,000 in connection with the Refinancing.

EBITDA

(J)	EBITDA is defined as net income (loss) before interest expense, income taxes and depreciation and amortization. EBITDA is presented because management believes it is useful to investors as a widely accepted financial indicator of a company's ability to service and/or incur indebtedness and because such disclosure provides investors with additional criteria used by management to evaluate the Company’s operating performance.

EBITDA is not defined under GAAP, should not be considered in isolation or as a substitute for a measure of the Company’s liquidity or performance prepared in accordance with GAAP and is not indicative of income from operations as determined under GAAP. EBITDA and other non-GAAP financial measures have limitations which should be considered if these measures are used to evaluate the Company’s liquidity or financial performance. EBITDA does not include interest expense, which has required significant uses of the Company’s cash in the past and will require it to expend significant cash resources in the future. EBITDA also does not include income tax expense or depreciation and amortization expense, which may be necessary in evaluating the Company’s operating results and liquidity requirements or those of businesses it may acquire. The Company’s management compensates for these limitations by using EBITDA as a supplement to GAAP results to provide a more comprehensive understanding of the factors and trends affecting the Company’s business or the businesses it may acquire. The Company’s computation of EBITDA may not be comparable to other similarly titled measures provided by other companies, because all companies do not calculate this measure in the same fashion.

The following table reconciles net income (loss), as presented above, to EBITDA (in thousands):

	Historical Allied Year Ended December 31, 2005	Pro Forma Allied/Initial Security Year Ended December 31, 2005
Reconciliation of Net Income (Loss) to EBITDA:
Net income (loss)	$(1,754)	$6,595
Interest expense, net	40,341	42,663
Income tax expense (benefit)	—	—
Depreciation and amortization	35,365	40,788
EBITDA	$73,952	$90,046

Six Months Ended June 30, 2006

The unaudited pro forma consolidated statement of operations data below give effect to the Transactions as if they had occurred on January 1, 2005.

	Historical Allied Six Months Ended June 30, 2006		Refinancing Adjustments		Pro Forma Allied with Refinancing Six Months Ended June 30, 2006	Historical Initial Security Six Months Ended June 30, 2006	Acquisition Adjustments		Pro Forma Allied/Initial Security Six Months Ended June 30, 2006
	(in thousands)
Revenues	$566,709		$—		$566,709	$119,240	$—		$685,949
Cost of sales	487,250		—		487,250	101,114	(631	)(C)	587,733
	79,459				79,459	18,126	631		98,216
Branch and corporate overhead expenses	46,380		—		46,380	14,769	(2,413	)(D)	58,736
Depreciation	6,851		—		6,851	680	631	(C)	8,162
Amortization	10,659		—		10,659	2,011	(2,011	)(E)
							1,650	(F)	12,309
Operating income	15,569		—		15,569	666	2,774		19,009
Interest expense, net	20,663		2,183	(A)
			(122	)(B)	22,724	1,107	(1,107	)(G)	22,724
Income (loss) before income tax expense (benefit)	(5,094)		(2,061)		(7,155)	(441)	3,881		(3,715)
Income tax expense (benefit)	—		—		—	(120)	120	(H)	—
Net income (loss) (I)	$(5,094)		$(2,061)		$(7,155)	$(321)	$3,761		$(3,715)
Other Financial and Operating Data:
EBITDA (J)	$33,079	(J)							$39,480	(J)

Refinancing Pro Forma Adjustments

(A)	Adjustment of interest expense to eliminate historical interest expense totaling $8,285,000 related to the Prior Credit Facility, and record pro forma interest in connection with the Refinancing to reflect interest on the Amended and Restated Credit Facility totaling $10,468,000.

(B)	Adjustment of interest expense to eliminate historical interest expense totaling $758,000 for amortization of existing deferred financing fees related to the Prior Credit Facility, and record pro forma interest in connection with the Refinancing to reflect amortization of new deferred financing fees totaling $636,000.

Acquisition Pro Forma Adjustments

(C)	Reclassification of uniform expense to capital expenditures with corresponding depreciation, to conform to the Company's capitalization accounting policy for uniforms.

(D)	Record estimated costs savings totaling $2,413,000, which are accrued pursuant to EITF issue No. 95-3, ‘‘Recognition of Liabilities in Connection with a Purchase Business Combination,’’ related to a formal plan to terminate certain employees and exit duplicative facilities with respect to the Acquisition.

Estimated cost savings include the following:

i)	$2,088,000 through the termination of certain corporate and branch administrative functions, with a resulting planned net reduction of 66 full time employees; and

ii)	$325,000 through the elimination of annual rent expense related to duplicative corporate and branch offices, with a resulting planned net reduction of 19 facilities.

(E)	Elimination of historical Initial Security amortization expense.

(F)	Record amortization expense to reflect amortization related to acquired customer list from the Acquisition, using the straight-line method over six years.

(G)	Elimination of historical Initial Security interest expense.

(H)	Elimination of historical Initial Security income tax expense, as the Company is treated as a partnership for both Federal and state income tax purposes.

(I)	Excludes the expected non-recurring loss on early extinguishment of debt related to the write-off of existing deferred financing fees of $1,923,000 related to the Prior Credit Facility and payment of related fees totaling $2,890,000 in connection with the Refinancing.

EBITDA

(J)	The following table reconciles net loss, as presented above, to EBITDA (in thousands):

	Historical Allied Six Months Ended June 30, 2006	Pro Forma Allied/Initial Security Six Months Ended June 30, 2006
Reconciliation of Net Loss to EBITDA:
Net loss	$(5,094)	$(3,715)
Interest expense, net	20,663	22,724
Income tax expense (benefit)	—	—
Depreciation and amortization	17,510	20,471
EBITDA (1)	$33,079	$39,480

(1)	Results for any interim period are not necessarily indicative of results for any future interim period or for the entire year. The Company’s payroll tax expenses historically are higher in the first half of the year due to a significant number of employees reaching their taxable wage limits prior to the second half of the year. This seasonality relating to payroll taxes consistently results in higher cost of revenues in the first half of the year.

Pro Forma Consolidated Balance Sheet

The unaudited pro forma consolidated balance sheet data below give effect to the Transactions as if they had occurred on June 30, 2006.

	Historical Allied as of June 30, 2006	Refinancing Adjustments		Pro Forma Allied with Refinancing as of June 30, 2006	Historical Initial Security as of June 30, 2006	Acquisition Adjustments		Pro Forma Allied/Initial Security as of June 30, 2006
				(in thousands)
Assets
Current assets:
Cash and cash equivalents	$14,766	$79,009	(A)	$93,775	$12,534	$(79,175	)(E)	$27,134
Restricted cash	6,949	—		6,949	—	—		6,949
Accounts receivable, net	116,456	—		116,456	28,427	—		144,883
Due from affiliates	—	—		—	8,221	(8,221	)(I)	—
Inventories	—	—		—	1,182	(1,182	)(F)	—
Deferred tax asset-current	—	—		—	937	(937	)(I)	—
Other	4,379	—		4,379	948	—		5,327
Total current assets	142,550	79,009		221,559	52,249	(89,515)		184,293
Property and equipment, net	23,225	—		23,225	3,292	1,182	(F)	27,699
Goodwill	343,917	—		343,917	1,953	33,260	(G)	379,130
Other intangible assets, net	67,707	—		67,707	11,660	8,134	(G)	87,501
Deferred financing fees, net	10,243	1,096	(B)	11,339	—	—		11,339
Deferred tax asset-noncurrent	—	—		—	13,097	(13,097	)(I)	—
Investments available-for- sale	459	—		459	—	—		459
Due from affiliates – long-term	—	—		—	7,167	(7,167	)(I)	—
Other assets	387	—		387	—	—		387
Total assets	$588,488	$80,105		$668,593	$89,418	$(67,203)		$690,808
Liabilities and members’ equity
Current liabilities:
Current maturities of long-term debt	$17,500	$(10,000	)(C)	$7,500	$—	$—		$7,500
Current installments of obligations under capital leases	—	—		—	566	—		566
Accounts payable	6,448	—		6,448	5,977	—		12,425
Accrued expenses	18,056	—		18,056	1,340	—		19,396
Interest payable	9,734	—		9,734	—	—		9,734
Accrued claims reserves	26,166	—		26,166	4,651	(4,126	)(I)	26,691
Accrued payroll & related payroll taxes	36,754	—		36,754	10,709	—		47,463
Accrued termination costs	1,149	—		1,149	—	2,417	(H)	3,566
Income taxes payable	—	—		—	986	(986	)(I)	—
Advance payments	12,799	—		12,799	—	—		12,799
Due to affiliates	—	—		—	166	(166	)(I)	—
Total current liabilities	128,606	(10,000)		118,606	24,395	(2,861)		140,140
Senior term loan	172,582	94,918	(C)	267,500	—	—		267,500
Senior subordinated notes	178,308	—		178,308	—	—		178,308
Credit line due to affiliate	—	—		—	40,000	(40,000	)(I)	—
Obligations under capital leases, excluding current installments	—	—		—	681	—		681
Due to affiliates	5,098	—		5,098	—	—		5,098
Accrued claims reserves – long-term	—	—		—	7,167	(7,167	)(I)	—
Other long-term liabilities	1,526	—		1,526	—	—		1,526
Class A shares subject to put rights: 22,317 units authorized, issued and outstanding	6,420	—		6,420	—	—		6,420
Members’ equity:
Units:
Class A, 9,477,683 units authorized, 868,668 units issued and outstanding	131,618	—		131,618	—	—		131,618
Class B, 200,000 units authorized, 77,627 units issued and outstanding	50	—		50	—	—		50
Class C, 300,000 units authorized, 123,474 units issued and outstanding	61	—		61	—	—		61
Accumulated deficit	(35,743)	(4,813	)(D)	(40,556)	—	—		(40,556)
Accumulated other comprehensive loss	(38)	—		(38)	—	—		(38)
Total members’ equity	95,948	(4,813)		91,135	17,175	(17,175	)(G)	91,135
Total liabilities and members’ equity	$588,488	$80,105		$668,593	$89,418	$(67,203)		$690,808

Refinancing Pro Forma Adjustments

(A)	Portion of the net proceeds from borrowings totaling $84,918,000 under the Amended and Restated Credit Facility retained for the Acquisition, net of approximately $5,909,000 of fees and expenses incurred in connection with the Refinancing, of which $3,019,000 were capitalized and $2,890,000 were expensed.

(B)	Adjustment to reflect the deferred financing fees capitalized in connection with the Refinancing totaling $3,019,000 which will be amortized over the terms of the indebtedness, and to reflect the write-off of deferred financing fees related to the Prior Credit Facility totaling $1,923,000.

(C)	Adjustment to reflect borrowings totaling $84,918,000 under the Amended and Restated Credit Facility and the repayments of principal of the Amended and Restated Credit Facility due within one year totaling $7,500,000.

(D)	Record expected non-recurring loss on early extinguishment of debt for the write-off of deferred financing fees related to the Prior Credit Facility totaling $1,923,000 and payment of related fees totaling $2,890,000 in connection with the Refinancing.

Acquisition Pro Forma Adjustments

(E)	Portion of the net proceeds from the Amended and Restated Credit Facility used for the Acquisition, including fees and expenses of approximately $1,000,000.

(F)	Reclassification of uniform inventory costs as capital expenditures with a corresponding increase in depreciation to conform to the Company’s accounting policy of capitalizing uniform costs.

(G)	Record the preliminary purchase price allocation related to the Acquisition. This allocation is subject to change based upon the completion of the final fair market valuation for the net assets acquired. Based on the preliminary purchase price allocation, the cost of the Acquisition was approximately $79,175,000 and is allocated as follows (in thousands):

Current assets	$41,909
Property and equipment	4,474
Goodwill	35,213
Customer list	19,794
Current liabilities	(21,534)
Obligations under capital leases, excluding current installments	(681)
$79,175

(H)	Record estimated termination costs which are accrued pursuant to EITF issue No. 95-3, ‘‘Recognition of Liabilities in Connection with a Purchase Business Combination,’’ related to a formal plan to terminate certain employees and exit duplicative facilities.

(I)	Adjustment to reflect assets and liabilities reflected in the historical financial statements of Initial Security which are eliminated as a result of the Acquisition.